Exhibit 99.1

NEWS RELEASE
ENSCO INTERNATIONAL INCORPORATED

500 North Akard • Suite 4300 • Dallas, Texas 75201-3331 Tel: (214) 397-3000 • Web Site: www.enscous.com

ENSCO INTERNATIONAL REPORTS RECORD SECOND QUARTER 2008 RESULTS

Dallas, Texas, July 24, 2008 ... ENSCO International Incorporated (NYSE: ESV) reported net income increased by 17% in the quarter ended June 30, 2008, to a record $296.7 million ($2.07 per diluted share) on revenues of $637.1 million, as compared to net income of $254.4 million ($1.72 per diluted share) on revenues of $548.6 million for the quarter ended June 30, 2007.

For the six months ended June 30, 2008, net income increased to $568.7 million ($3.97 per diluted share) on revenues of $1,217.4 million, as compared to net income of $486.7 million ($3.26 per diluted share) on revenues of $1,062.7 million for the six months ended June 30, 2007.

The average day rate for ENSCO's 44-rig jackup fleet for the quarter ended June 30, 2008, increased to $148,200, as compared to $142,900 in the prior year quarter. Utilization of the Company's jackup fleet was 95% in the second quarter of 2008 compared to 93% in the second quarter of 2007. The average day rate for the Company's deepwater rig, ENSCO 7500, increased by 83% in the second quarter of 2008, to $365,500, and utilization of the rig increased slightly to 98% from 97% in the prior year quarter.

Dan Rabun, Chairman, President and Chief Executive Officer, commented on the Company's results, strategic deepwater initiative and outlook: "Increases in average day rates in all regions and asset classes contributed to the sequential improvement in our second quarter results, and to another record quarter.

"We continue to make good progress on our strategic objective of expanding our deepwater fleet with the announcement of construction of two additional ultra-deepwater semisubmersible rigs, to be named ENSCO 8504 and ENSCO 8505. The first of our six ENSCO 8500 Series® semis now under construction, ENSCO 8500, is scheduled to depart from the shipyard in Singapore during late September and to commence operations in the Gulf of Mexico by mid-first quarter 2009 following completion of rig commissioning, mobilization and final outfitting. The other five 8500 Series rigs are currently scheduled for delivery in 2009 (ENSCO 8501), 2010 (ENSCO 8502 and ENSCO 8503), 2011 (ENSCO 8504), and 2012 (ENSCO 8505). The first four rigs are committed for multi-year operations in the Gulf of Mexico. Although we only recently announced construction of the ENSCO 8504 and ENSCO 8505, we are pleased with the level of customer interest for these two rigs.

"Looking forward to the remainder of the year, we are seeing improvement in backlog and day rates for our U.S. Gulf of Mexico and North Sea jackup fleets, and expect a balanced market for our Asia Pacific rigs. As a result, we anticipate that 2008 will be another record year for ENSCO. With the planned expansion of our active deepwater rig fleet commencing in 2009, and the expected continued strength in markets for our premium jackups, we believe that we are well positioned for continued growth."

Statements contained in this news release that state the Company's or management's intentions, hopes, beliefs, expectations, anticipations, projections, confidence, schedules, or predictions of the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "could," "may," "might," "should," "will" and words and phrases of similar import. The forward-looking statements include, but are not limited to, statements regarding future operations, industry trends or conditions and the business environment; statements regarding future levels of, or trends in, day rates, utilization, revenues, operating expenses, contract backlog, capital expenditures, insurance, financing and funding; statements regarding future rig construction (including construction in progress and completion thereof), enhancement, upgrade or repair and the timing thereof; future mobilization, relocation or other movement of rigs and the timing thereof; future availability or suitability of rigs and the timing thereof; and statements regarding the future financial performance and growth of the company.

Numerous factors could cause actual results to differ materially from those in the forward-looking statements, including: (i) industry conditions and competition, including changes in rig supply and demand or new technology,(ii) excess rig availability or supply resulting from delivery of new drilling rigs,(iii) heavy concentration of our current rig fleet in premium jackups, (iv) cyclical nature of the industry, (v) worldwide expenditures for oil and gas drilling, (vi) operational risks, including hazards created by severe storms and hurricanes, (vii) risks associated with offshore rig operations or rig relocations in general, and in foreign jurisdictions in particular, (viii) renegotiation, nullification or breach of contracts or letters of intent with customers or other parties, including failure to negotiate definitive contracts following announcements or receipt of letters of intent, (ix) changes in the dates new contracts actually commence, (x) changes in the dates our rigs will enter a shipyard, be delivered, return to or enter service, (xi) risks inherent to domestic and foreign shipyard rig construction, repair or enhancement, including risks associated with concentration of our ENSCO 8500 Series® rig construction contracts in a single foreign shipyard, unexpected delays in equipment delivery and engineering or design issues following shipyard delivery, (xii) unavailability of transport vessels to relocate rigs, (xiii) environmental or other liabilities, risks or losses including hurricane related equipment damage, and loss from wreckage or debris removal in the U.S. Gulf of Mexico that may arise in the future, which are not covered by insurance or indemnity in whole or in part, (xiv) limited availability of economic insurance coverage for certain perils such as hurricanes in the Gulf of Mexico or removal of wreckage or debris, (xv) self-imposed or regulatory limitations on drilling locations in the Gulf of Mexico during hurricane season, (xvi) political and economic uncertainties, (xvii) our ability to attract and retain skilled personnel, (xviii) expropriation, nationalization, deprivation, terrorism or military action impacting our operations, assets or financial performance, (xix) outcome of litigation, legal proceedings, investigations or claims, (xx) potential reduction in fair value of our auction rate securities and, (xxi) other risks as described from time to time as Risk Factors and otherwise in the Company's SEC filings.

Copies of such SEC filings may be obtained at no charge by contacting our investor relations department at 214-397-3045 or by referring to the investor relations section of our website at http://www.enscous.com. All information in this press release is as of July 24, 2008. The Company undertakes no duty to update any forward-looking statement, to conform the statement to actual results, or reflect changes in the Company's expectations.

ENSCO, headquartered in Dallas, Texas, provides contract drilling services to the global petroleum industry.

Contact: Richard LeBlanc 214-397-3011

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ENSCO will conduct a conference call at 10:00 a.m. Central Time on Thursday July 24, 2008, to discuss its second quarter 2008 results. The call will be broadcast live over the Internet at www.enscous.com. Interested parties also may listen to the call by dialing (719) 325-4786. We recommend that participants call five to ten minutes before the scheduled start time.

A replay of the conference call will be available by phone for 48 hours after the call by dialing (719) 457-0820 (access code 9439249). A transcript of the call and access to a replay or MP3 download can be found on-line on the ENSCO web site www.enscous.com in the Investors Section.

ENSCO INTERNATIONAL INCORPORATED CONDENSED CONSOLIDATED STATEMENT OF INCOME (In millions, except per share data) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

OPERATING REVENUES	$637.1	$548.6	$1,217.4	$1,062.7

OPERATING EXPENSES
Contract drilling (exclusive of depreciation)	214.4	168.8	405.1	331.6
Depreciation	48.4	46.8	95.9	91.9
General and administrative	13.8	19.1	26.5	35.1

	276.6	234.7	527.5	458.6

OPERATING INCOME	360.5	313.9	689.9	604.1

OTHER INCOME (EXPENSE)
Interest income	3.7	6.3	8.7	12.5
Interest expense, net	--	(0.8)	--	(1.9)
Other, net	3.1	2.3	2.6	6.8

	6.8	7.8	11.3	17.4

INCOME BEFORE INCOME TAXES	367.3	321.7	701.2	621.5

PROVISION FOR INCOME TAXES	70.6	67.3	132.5	134.8

NET INCOME	$296.7	$254.4	$ 568.7	$ 486.7

EARNINGS PER SHARE
Basic	$ 2.08	$ 1.72	$ 3.99	$ 3.27
Diluted	$ 2.07	$ 1.72	$ 3.97	$ 3.26

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	142.7	147.6	142.7	148.8
Diluted	143.2	148.3	143.2	149.4

ENSCO INTERNATIONAL INCORPORATED CONDENSED CONSOLIDATED BALANCE SHEET (In millions)

	June 30,	December 31,
	2008	2007
	(Unaudited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 531.6	$ 629.5
Accounts receivable, net	435.9	383.2
Other	98.1	116.6

Total current assets	1,065.6	1,129.3

PROPERTY AND EQUIPMENT, NET	3,597.0	3,358.9

GOODWILL	336.2	336.2

LONG-TERM INVESTMENTS	70.0	--

OTHER ASSETS, NET	136.1	144.4

	$5,204.9	$4,968.8

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ 222.3	$ 484.4
Current maturities of long-term debt	17.2	19.1

Total current liabilities	239.5	503.5

LONG-TERM DEBT	282.8	291.4

DEFERRED INCOME TAXES	357.2	352.0

OTHER LIABILITIES	76.9	69.9

STOCKHOLDERS' EQUITY	4,248.5	3,752.0

	$5,204.9	$4,968.8

ENSCO INTERNATIONAL INCORPORATED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (In millions) (Unaudited)

	Six Months Ended
	June 30,
	2008	2007

OPERATING ACTIVITIES
Net income	$ 568.7	$ 486.7
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation expense	95.9	91.9
Changes in operating assets and liabilities	(284.8)	(68.5)
Other	32.3	22.3

Net cash provided by operating activities	412.1	532.4

INVESTING ACTIVITIES
Additions to property and equipment	(414.7)	(290.3)
Other	4.4	3.2

Net cash used in investing activities	(410.3)	(287.1)

FINANCING ACTIVITIES
Repurchase of common stock	(111.2)	(277.9)
Proceeds from exercise of stock options	26.6	25.3
Reduction of long-term borrowings	(10.5)	(8.6)
Cash dividends paid	(7.2)	(7.5)
Other	5.1	4.7

Net cash used in financing activities	(97.2)	(264.0)

Effect of exchange rate fluctuations on cash and cash equivalents	(2.5)	(0.1)

DECREASE IN CASH AND CASH EQUIVALENTS	(97.9)	(18.8)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	629.5	565.8

CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 531.6	$ 547.0

ENSCO INTERNATIONAL INCORPORATED OPERATING STATISTICS (Unaudited)

			First
	Second Quarter		Quarter
	2008	2007	2008

Contract drilling
Average day rates
Jackup rigs
Asia Pacific	$152,906	$134,929	$143,303
Europe/Africa	217,710	195,211	213,123
North and South America	97,750	113,696	89,361

Total jackup rigs	148,214	142,895	142,524
Semisubmersible rig - N. America	365,496	200,188	279,962
Barge rig - Asia Pacific	72,132	65,788	72,800

Total	$151,635	$143,153	$144,407

Utilization
Jackup rigs
Asia Pacific	91%	99%	97%
Europe/Africa	97%	100%	99%
North and South America	100%	82%	92%

Total jackup rigs	95%	93%	95%
Semisubmersible rig - N. America	98%	97%	96%
Barge rig - Asia Pacific	100%	80%	92%

Total	96%	93%	95%